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TRANSFER AGENCY AND SERVICE AGREEMENT

THIS AGREEMENT is made as of the 27 day of March, 2018, by and between STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at One Lincoln Street, Boston, Massachusetts 02111 (“State Street” or the “Transfer Agent”), and BMO LGM FRONTIER MARKETS EQUITY FUND, a Delaware statutory trust having its principal office and place of business at 111 East Kilbourn Ave., Milwaukee, WI 53202 (the “Trust”).

WHEREAS, the Trust is a closed-end interval fund registered under the Investment Company Act of 1940 (the “1940 Act”); and

WHEREAS, the Trust desires to appoint the Transfer Agent as its transfer agent, dividend disbursing agent, and agent in connection with certain other activities, and the Transfer Agent desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.	TERMS OF APPOINTMENT

1.1

Appointment. Subject to the terms and conditions set forth in this Agreement, the Trust hereby employs and appoints the Transfer Agent to act as, and the Transfer Agent agrees to act as, transfer agent for its authorized and issued Shares, dividend disbursing agent, and agent in connection with any accumulation or similar plans provided to shareholders (“Shareholders”) of the Trust and set out in the currently effective prospectus and Statement of Additional Information of the Trust (the “Prospectus”), including without limitation any periodic investment plan or periodic withdrawal program.

1.2	Transfer Agency Services. In accordance with procedures established from time to time by agreement between the Trust as and the Transfer Agent, the Transfer Agent shall:

(i)	receive orders for the purchase of Shares from the Trust, and promptly deliver payment and appropriate documentation thereof to the custodian as identified by the Trust (the “Custodian”);

(ii)	pursuant to such purchase orders, issue the appropriate number of Shares and book such Share issuance to the appropriate Shareholder account;

(iii)	receive redemption requests and redemption directions from the Trust and deliver the appropriate documentation thereof to the Custodian;

(iv)

with respect to the transactions in items (i) and (iii) above, the Transfer Agent shall process transactions received directly from broker-dealers or other intermediaries authorized by the Trust who shall thereby be deemed to be acting on behalf of the Trust;

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(v)

at the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

(vi)

process Shareholder account maintenance instructions (excluding instructions to change an account’s registration or wire instructions) received directly from broker-dealers or other intermediaries authorized per procedures established by mutual agreement of the Transfer Agent and the Trust;

(vii)	process transfer of Shares by the registered owners thereof upon receipt of proper instruction and approval by the Trust;

(viii)	process and transmit payments for any dividends and distributions declared by the Trust; and

(ix)

record the issuance of Shares of the Trust and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of Shares of the Trust which are authorized, based upon data provided to it by the Trust, and issued and outstanding; and provide the Trust on a regular basis with the total number of Shares which are issued and outstanding but Transfer Agent shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares to determine if there are authorized Shares available for issuance or to take cognizance of any laws relating to, or corporate actions required for, the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust.

1.3	Additional Services. In addition to, and neither in lieu of nor in contravention of the services set forth in Section 1.2 above, the Transfer Agent shall perform the following services:

(i)

Other Customary Services. Perform certain customary services of a transfer agent and dividend disbursing agent, including, but not limited to: maintaining Shareholder accounts, preparing Shareholder meeting lists, mailing Shareholder reports to current Shareholders, maintaining such bank accounts as the Transfer Agent shall deem necessary for the performance of its duties under this Agreement, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information.

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(ii)	State Transaction (“Blue Sky”) Reporting. The Trust shall be solely responsible for its “blue sky” compliance and state registration requirements.

(iii)

Lost Shareholder Searches. The Transfer Agent shall conduct lost Shareholder searches as required by Rule 17Ad-17 under the Securities Exchange Act of 1934, as amended (the “1934 Act”). If a Shareholder remains lost after the completion of the mandatory Rule 17Ad-17 search, the Trust hereby authorizes and directs the Transfer Agent to escheat the assets in such lost Shareholder’s account to the U.S. state or territory in the shareholder’s account registration.

(iv)

Escheatment Laws. Notwithstanding Section 1.3(iii), the Trust shall be solely responsible for its compliance with the requirements of any applicable escheatment laws, including without limitation, the laws of any U. S. state or territory.

(v)

Depository Trust & Clearing Corporation (“DTCC”)/National Securities Clearing Corporation (“NSCC”). If applicable, the Transfer Agent shall: (a) accept and effectuate the registration and maintenance of accounts with DTCC/NSCC, and the purchase and redemption of Shares in such accounts, in accordance with instructions transmitted to and received by the Transfer Agent by transmission from DTCC or NSCC (acting on behalf of its members); and (b) issue instructions to the Trust’s banks for the settlement of transactions between the Trust and DTCC or NSCC (acting on behalf of its members and bank participants).

(vi)

Performance of Certain Services by the Trust or Affiliates or Agents. New procedures as to who shall provide certain of these services described in this Section 1 may be established in writing from time to time by agreement between the Trust and the Transfer Agent. If agreed to in writing by the Trust and the Transfer Agent, the Transfer Agent may at times perform only a portion of these services, and the Trust or its agent may perform these services on the Trust’s or a Fund’s behalf.

(vii)	Call Center Services.

1)

Upon request of the Trust, the Transfer Agent shall provide call center services from 9:00 a.m. to 5:00 p.m., Eastern Time, each day on which the New York Stock Exchange (the “NYSE”) is open for trading (a “Business Day”). On such Business Days, the Transfer Agent shall answer and respond to inquiries from existing Shareholders of the Trust, advisers and broker-dealers on behalf of such Shareholders, in accordance with the telephone scripts provided by the Trust to the

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Transfer Agent. Such inquiries may include requests for information on account set-up and maintenance, general questions regarding the operation of the Trust, general account information including dates of purchases, redemptions, exchanges and account balances, requests for account access instructions and literature requests.

2)

On each Business Day, the Transfer Agent shall receive orders for the purchase of Shares from existing Shareholders of the Trust, advisers and broker-dealers on behalf of such Shareholders, who have been authorized by the Trust for telephone transaction privileges as set forth in the Prospectus. Any such orders and requests will be processed in accordance with subsections (i) and (ii) (iii) of Section 1.2 of this Agreement.

1.4

Authorized Persons. The Trust hereby agrees and acknowledges that the Transfer Agent may rely on the current list of authorized persons, as provided or agreed to by the Trust and as may be amended from time to time, in receiving instructions to issue or redeem the Shares. The Trust agrees and covenants for itself and each such authorized person that any order, sale or transfer of, or transaction in the Shares received by it after the close of the market shall be effectuated at the net asset value determined on the next business day or as otherwise required pursuant to the Trust’s then-effective Prospectus, and the Trust or such authorized person shall so instruct the Transfer Agent of the proper effective date of the transaction.

1.5

Anti-Money Laundering and Client Screening. With respect to the Trust’s offering and sale of Shares at any time, and for all subsequent transfers of such interests, the Trust or its delegate shall, directly or indirectly and to the extent required by law: (i) conduct know your customer/client identity due diligence with respect to potential investors and transferees in the Shares and shall obtain and retain due diligence records for each investor and transferee; (ii) use its best efforts to ensure that each investor’s and any transferee’s funds used to purchase Shares shall not be derived from, nor the product of, any criminal activity; (iii) if requested, provide periodic written verifications that such investors/transferees have been checked against the United States Department of the Treasury Office of Foreign Assets Control database for any non-compliance or exceptions; and (iv) perform its obligations under this Section in accordance with all applicable anti-money laundering laws and regulations. In the event that the Transfer Agent has received advice from counsel that access to underlying due diligence records pertaining to the investors/transferees is necessary to ensure compliance by the Transfer Agent with relevant anti-money laundering (or other applicable) laws or regulations, the Trust shall, upon receipt of written request from the Transfer Agent, provide the Transfer Agent copies of such due diligence records.

1.6

Tax Law. The Transfer Agent shall have no responsibility or liability for any obligations now or hereafter imposed on the Trust, the Shares, a Shareholder or the Transfer Agent in connection with the services provided by the Transfer Agent hereunder by the tax laws of any country or of any state or political

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subdivision thereof. It shall be the responsibility of the Trust to notify the Transfer Agent of the obligations imposed on the Trust, the Shares, a Shareholder or the Transfer Agent in connection with the services provided by the Transfer Agent hereunder by the tax law of countries, states and political subdivisions thereof, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting.

1.7

REGULATION GG. The Trust represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) and covenants that it shall not engage in an Internet gambling business. In accordance with Regulation GG, the Trust is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Transfer Agent pursuant to this Agreement or otherwise between or among any party hereto.

2.	FEES AND EXPENSES

2.1

Fee Schedule. For the performance by the Transfer Agent of services provided pursuant to this Agreement, the Trust agrees to pay the Transfer Agent the fees and expenses set forth in a written fee schedule.

3.	REPRESENTATIONS AND WARRANTIES OF THE TRANSFER AGENT

The Transfer Agent represents and warrants to the Trust that:

3.1	It is a trust company duly organized and existing under the laws of The Commonwealth of Massachusetts.

3.2

It is duly registered as a transfer agent under Section 17A(c)(2) of the 1934 Act, it will remain so registered for the duration of this Agreement, and it will promptly notify the Trust in the event of any material change in its status as a registered transfer agent.

3.3	It is duly qualified to carry on its business in The Commonwealth of Massachusetts.

3.4	It is empowered under applicable laws and by its organizational documents to enter into and perform the services contemplated in this Agreement.

3.5	All requisite organizational proceedings have been taken to authorize it to enter into and perform this Agreement.

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4.	REPRESENTATIONS AND WARRANTIES OF THE TRUST

The Trust represents and warrants to the Transfer Agent that:

4.1	The Trust is a business trust duly organized, existing and in good standing under the laws of the State of Delaware.

4.2	The Trust is empowered under applicable laws and by its organizational documents to enter into and perform this Agreement.

4.3	All requisite proceedings have been taken to authorize the Trust to enter into, perform and receive services pursuant to this Agreement.

4.4	The Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company.

4.5

A registration statement under the Securities Act of 1933, as amended (the “Securities Act”), is currently effective and will remain effective, and all appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Trust being offered for sale.

4.6

Where information provided by the Trust or the Trust’s investors includes information about an identifiable individual (“Personal Information”), the Trust represents and warrants that it has obtained all consents and approvals, as required by all applicable laws, regulations, by-laws and ordinances that regulate the collection, processing, use or disclosure of Personal Information, necessary to disclose such Personal Information to the Transfer Agent, and as required for the Transfer Agent to use and disclose such Personal Information in connection with the performance of the services hereunder. The Trust acknowledges that the Transfer Agent may perform any of the services, and may use and disclose Personal Information outside of the jurisdiction in which it was initially collected by the Trust, including the United States and that information relating to the Trust, including Personal Information of investors may be accessed by national security authorities, law enforcement and courts. The Transfer Agent shall be kept indemnified by and be without liability to the Trust for any action taken or omitted by it in reliance upon this representation and warranty, including without limitation, any liability or costs in connection with claims or complaints for failure to comply with any applicable law that regulates the collection, processing, use or disclosure of Personal Information.

5.	DATA ACCESS SERVICES

5.1

The Trust acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Trust by the Transfer Agent as part of the Trust’s ability to access certain Trust-related data maintained by the Transfer Agent or another third party on databases under the control and ownership of the Transfer Agent (“Data Access Services”) constitute copyrighted, trade secret, or other proprietary information (collectively, “Proprietary Information”) of substantial value to the Transfer Agent or another third party. In no event shall Proprietary Information be deemed to be Shareholder information or the confidential information of the

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Trust. The Trust agrees to treat all Proprietary Information as proprietary to the Transfer Agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Trust agrees for itself and its officers and trustees, and their agents, to:

(i)

use such programs and databases solely on the Trust’s, or such agents’ computers, or solely from equipment at the location(s) agreed to between the Trust and the Transfer Agent, and solely in accordance with the Transfer Agent’s applicable user documentation;

(ii)	refrain from copying or duplicating in any way the Proprietary Information;

(iii)

refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform the Transfer Agent in a timely manner of such fact and dispose of such information in accordance with the Transfer Agent’s instructions;

(iv)

refrain from causing or allowing Proprietary Information transmitted from the Transfer Agent’s computers to the Trust’s, or such agents’ computer to be retransmitted to any other computer facility or other location, except with the prior written consent of the Transfer Agent;

(v)	allow the Trust or such agents to have access only to those authorized transactions agreed upon by the Trust and the Transfer Agent;

(vi)

honor all reasonable written requests made by the Transfer Agent to protect at the Transfer Agent’s expense the rights of the Transfer Agent in Proprietary Information at common law, under federal copyright law and under other federal or state law.

5.2

Proprietary Information shall not include all or any portion of any of the foregoing items that are or become publicly available without breach of this Agreement; that are released for general disclosure by a written release by the Transfer Agent; or that are already in the possession of the receiving party at the time of receipt without obligation of confidentiality or breach of this Agreement.

5.3

If the Trust notifies the Transfer Agent that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Transfer Agent shall endeavor in a timely manner to correct such failure. Organizations from which the Transfer Agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data, and the Trust agrees to make no claim against the Transfer Agent arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS

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USED IN CONNECTION THEREWITH ARE PROVIDED ON AN “AS IS, AS AVAILABLE” BASIS. THE TRANSFER AGENT EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

5.4

If the transactions available to the Trust include the ability to originate electronic instructions to the Transfer Agent in order to effect the transfer or movement of cash or Shares, Shareholder information or other information, then in such event the Transfer Agent shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Transfer Agent from time to time.

5.5	Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section. The obligations of this Section shall survive any earlier termination of this Agreement.

6.	STANDARD OF CARE / LIMITATION OF LIABILITY

6.1

The Transfer Agent shall at all times act in good faith in its performance of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors, including encoding and payment processing errors, unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees or agents. The parties agree that any encoding or payment processing errors shall be governed by this standard of care, and that Section 4-209 of the Uniform Commercial Code is superseded by this Section. In no event shall the Transfer Agent be liable for special, incidental, indirect, punitive or consequential damages, regardless of the form of action and even if the same were foreseeable.

7.	INDEMNIFICATION

7.1

The Transfer Agent shall not be responsible for, and the Trust shall indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees (including the defense of any lawsuit in which the Transfer Agent or affiliate is a named party), payments, expenses and liability arising out of or attributable to:

(i)

all actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without gross negligence or willful misconduct;

(ii)	the Trust’s breach of any representation, warranty or covenant of the Trust hereunder;

(iii)	the Trust’s lack of good faith, gross negligence or willful misconduct;

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(iv)

reliance upon, and any subsequent use of or action taken or omitted, by the Transfer Agent, or its agents or subcontractors on: (a) any information, records, documents, data, stock certificates or services, which are received by the Transfer Agent or its agents or subcontractors by machine readable input, facsimile, CRT data entry, electronic instructions or other similar means authorized by the Trust, and which have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust, including but not limited to any broker-dealer, third party administrator or previous transfer agent; (b) any instructions or requests of the Trust or its officers, or the Trust’s agents or subcontractors or their officers or employees; (c) any instructions or opinions of legal counsel to the Trust or any Fund with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement which are provided to the Transfer Agent after consultation with such legal counsel; or (d) any paper or document, reasonably believed to be genuine, authentic, or signed by the proper person or persons;

(v)

the offer or sale of Shares in violation of any requirement under the federal or state securities laws or regulations requiring that such Shares be registered, or in violation of any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such Shares;

(vi)

the negotiation and processing of any checks, wires and ACH transmissions, including without limitation, for deposit into, or credit to, the Trust’s demand deposit accounts maintained by the Transfer Agent;

(vii)	all actions relating to the transmission of Trust or Shareholder data through the NSCC clearing systems, if applicable; and

(viii)

any tax obligations under the tax laws of any country or of any state or political subdivision thereof, including taxes, withholding and reporting requirements, claims for exemption and refund, additions for late payment, interest, penalties and other expenses (including legal expenses) that may be assessed, imposed or charged against the Transfer Agent as transfer agent hereunder.

7.2

At any time the Transfer Agent may apply to any officer of the Trust for instructions, and may consult with legal counsel (which may be Trust counsel) with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement, and the Transfer Agent and its agents or subcontractors shall not be liable and shall be indemnified by the Trust for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. The Transfer Agent, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Trust, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data,

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records or documents provided the Transfer Agent or its agents or subcontractors by machine readable input, electronic data entry or other similar means authorized by the Trust, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust. The Transfer Agent, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Trust, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

8.	ADDITIONAL COVENANTS OF THE TRUST AND THE TRANSFER AGENT

8.1	Delivery of Documents. The Trust shall promptly furnish to the Transfer Agent the following:

(i)

A certificate of the Secretary of the Trust certifying the resolution of the Board of Trustees of the Trust authorizing the appointment of the Transfer Agent and the execution and delivery of this Agreement.

(ii)	A copy of the Declaration of Trust and By-Laws of the Trust and all amendments thereto.

8.2

Certificates, Checks, Facsimile Signature Devices. The Transfer Agent hereby agrees to establish and maintain facilities and procedures for safekeeping of any stock certificates, check forms and facsimile signature imprinting devices; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

8.3

Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Transfer Agent agrees that all records which it maintains for the Trust shall at all times remain the property of the Trust, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request except as otherwise provided in Section 11. The Transfer Agent further agrees that all records that it maintains for the Trust pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records may be surrendered in either written or machine-readable form, at the option of the Transfer Agent. In the event that the Transfer Agent is requested or authorized by the Trust, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of the Trust by state or federal regulatory agencies, to produce the records of the Trust or the Transfer Agent’s personnel as witnesses or deponents, the Trust agrees to pay the Transfer Agent for the Transfer Agent’s time and expenses, as well as the fees and expenses of the Transfer Agent’s counsel, incurred in such production.

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9.	CONFIDENTIALITY AND USE OF DATA

9.1

All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential. Subject to Section 9.2 below, all confidential information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its Affiliates (as defined in Section 9.2 below), including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Transfer Agent or its Affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.

9.2

(i)     In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Transfer Agent (which term for purposes of this Section 9.2 includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding the Trust or Fund and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Trust and the Transfer Agent or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.

(ii)    Subject to paragraph (iii) below, the Transfer Agent and/or its Affiliates (except those Affiliates or business divisions principally engaged in the business of asset management) may use any data or other information (“Data”) obtained by such entities in the performance of their services under this Agreement or any other agreement between the Trust and the Transfer Agent or one of its Affiliates, including Data regarding transactions and portfolio holdings relating to the Trust, and publish, sell, distribute or otherwise commercialize the Data; provided that,

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unless the Trust otherwise consents, Data is combined or aggregated with information relating to (i) other customers of the Transfer Agent and/or its Affiliates or (ii) information derived from other sources, in each case such that any published information will be displayed in a manner designed to prevent attribution to or identification of such Data with the Trust. The Trust agrees that the Transfer Agent and/or its Affiliates may seek to profit and realize economic benefit from the commercialization and use of the Data, that such benefit will constitute part of the Transfer Agent’s compensation for services under this Agreement or such other agreement, and the Transfer Agent and/or its Affiliates shall be entitled to retain and not be required to disclose the amount of such economic benefit and profit to the Trust.

(iii)    Except as expressly contemplated by this Agreement, nothing in this Section 9.2 shall limit the confidentiality and data-protection obligations of the Transfer Agent and its Affiliates under this Agreement and applicable law. The Transfer Agent shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 9.2 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.

9.3

The Transfer Agent affirms that it has, and will continue to have throughout the term of this Agreement, procedures in place that are reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable laws, rules and regulations.

10.	EFFECTIVE PERIOD AND TERMINATION

This Agreement shall become effective as of the date hereof and shall continue remain in full force and effect until terminated as provided herein. Either party may terminate this Agreement at any time for any reason upon not less than one hundred eighty (180) days’ prior written notice. Upon termination of this Agreement pursuant to this paragraph with respect to the Trust, the Trust shall pay Transfer Agent its compensation due and shall reimburse Transfer Agent for its costs, expenses and disbursements.

11.	ASSIGNMENT

11.1	Except as provided in Section 13 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

11.2

Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Transfer Agent and the Trust, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Transfer Agent and the Trust. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective permitted successors and assigns.

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11.3

This Agreement does not constitute an agreement for a partnership or joint venture between the Transfer Agent and the Trust. Other than as provided in Section 14, neither party shall make any commitments with third parties that are binding on the other party without the other party’s prior written consent.

12.	SUBCONTRACTORS

The Transfer Agent may, without further consent on the part of the Trust, subcontract for the performance hereof with a transfer agent duly registered pursuant to Section 17A(c)(2) of the 1934 Act including, but not limited to an affiliated or unaffiliated third party duly registered as a transfer agent; provided, however, that the Transfer Agent shall remain liable to the Trust for the acts and omissions of any subcontractor under this Section as it is for its own acts and omissions under this Agreement.

13.	MISCELLANEOUS

13.1	Amendment. This Agreement may be amended or modified by a written agreement executed by both parties.

13.2

Massachusetts Law to Apply. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts without giving effect to any conflict of laws rules.

13.3

Force Majeure. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

13.4

Data Protection. State Street will implement and maintain a comprehensive written information security program that contains appropriate security measures to safeguard the personal information of the Trust’s shareholders, employees, directors and/or officers that the Transfer Agent receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) driver’s license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account. Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

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13.5

Survival. All provisions regarding indemnification, warranty, liability, and limits thereon, and confidentiality and/or protections of proprietary rights and trade secrets shall survive the termination of this Agreement.

13.6

Severability. If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

13.7

Priorities Clause. In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

13.8

Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any such term, right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy. Any waiver must be in writing signed by the waiving party.

13.9

Entire Agreement. This Agreement and any schedules, exhibits, attachments or amendments hereto constitute the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

13.10

Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

13.11

Reproduction of Documents. This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

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13.12

Notices. Any notice instruction or other instrument required to be given hereunder will be in writing and may be sent by hand, or by facsimile transmission, or overnight delivery by any recognized delivery service, to the parties at the following address or such other address as may be notified by any party from time to time:

(a)	If to Transfer Agent, to:

State Street Bank and Trust Company

Transfer Agency

Attention: Compliance

One Heritage Drive Building

1 Heritage Drive

Mail Stop OHD0100

North Quincy MA 02171

With a copy to:

State Street Bank and Trust Company

Legal Division – Global Services Americas

One Lincoln Street

Boston, MA 02111

Attention: Senior Vice President and Senior Managing Counsel

(b)	If to the Trust, to:

BMO LGM Frontier Markets Equity Fund

111 East Kilbourn Ave.,

Milwaukee, WI 53202

Attention: Timothy M. Bonin

Telephone: 414-287-8750

Email: timothy.bonin@bmo.com

14.13

Interpretive and Other Provisions. In connection with the operation of this Agreement, the Transfer Agent and the Trust, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties, provided that no such interpretive or additional provisions shall contravene any applicable laws or regulations or any provision of the Trust’s governing documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

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14.14

Delegation. The Transfer Agent shall retain the right to employ agents, subcontractors, consultants and other third parties, including, without limitation, affiliates (each, a “Delegate” and collectively, the “Delegates”) to provide or assist it in the provision of any part of the services stated herein or the discharge of any other obligations or duties under this Agreement without the consent or approval of the Trust. The Transfer Agent shall be responsible for the acts and omissions of any such Delegate so employed as if the Transfer Agent had committed such acts and omissions itself. The Transfer Agent shall be responsible for the compensation of its Delegates.

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Execution Version

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson

	Name:	Andrew Erickson

	Title:	Executive Vice President

BMO LGM FRONTIER MARKETS EQUITY FUND

By:	/s/ John M. Blaser

	Name:	John M. Blaser

	Title:	President

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SUPPLEMENT

TO

TRANSFER AGENCY AND SERVICE AGREEMENT

The Transfer Agency and Service Agreement dated and effective as of March 27, 2018 (the “Agreement”), by and between State Street Bank and Trust Company (the “Bank”), a Massachusetts trust company, and BMO LGM FRONTIER MARKETS EQUITY FUND, a Delaware statutory trust (the “Trust”)., is hereby supplemented as of March 27, 2018 in the manner set forth below (the “Supplement”):

WHEREAS, the USA PATRIOT Act of 2001, and the regulations and rules promulgated thereunder (collectively, the “USA PATRIOT Act”), imposes anti-money laundering requirements on financial institutions;

WHEREAS, the Trust has developed and implemented written anti-money laundering and sanctions policies (the “Trust’s AML & Sanctions Program”) pursuant to the U.S. Bank Secrecy Act, as amended by the USA PATRIOT Act, and regulations implemented or enforced by the U.S. Treasury’s Office of Foreign Assets Control (“OFAC”);

WHEREAS, the Trust’s AML & Sanctions Program incorporates customer identification and other procedures reasonably designed to satisfy the relevant requirements of the U.S. Bank Secrecy Act, as amended by the USA PATRIOT Act, as well as the relevant regulations implemented and enforced by OFAC;

WHEREAS, the Trust is permitted under applicable law and regulation to engage a third-party service provider to assist the Trust with certain aspects of the Trust’s AML & Sanctions Program;

WHEREAS, the Trust desires to engage the Bank to assist the Trust with certain aspects of the Trust’s AML & Sanctions Program, and the Bank desires to assist the Trust with respect to certain aspects of the Trust’s AML & Sanctions Program, as more particularly described in Section 1.2 herein (the “AML/Sanctions Assistance Functions”);

WHEREAS, certain aspects of the AML/Sanctions Assistance Functions shall be performed by the Bank’s Transfer Agency department (hereinafter, the “Transfer Agent”); and

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WHEREAS, in performing the AML/Sanctions Assistance Functions, the Transfer Agent will follow its AML procedures (hereinafter “Transfer Agent’s AML Procedures”), as permitted under the Bank’s AML program (hereinafter “Bank’s AML Program”).

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to supplement the Agreement pursuant to the terms thereof by adding the following provisions:

1.	Duties:

1.1	Duties of the Trust. The Trust shall perform the following functions:

(a)        Notice. The Trust or its agent shall provide notice to such Trust’s prospective investors that information is being requested to verify their identity in order to combat money laundering and terrorist financing.

(b)        Information Collection. Prior to the acceptance by the Trust of any potential Trust investor’s subscription, the Trust or its agent, which may be the Bank, shall obtain identifying information from such Trust’s investors (with respect to the Trust, each investor in the Trust being a “Trust Investor”), which identifying information, shall be determined by the Trust Investor identification requirements outlined in the Transfer Agent’s AML Procedures, as may be updated, revised or amended from time to time solely at the discretion of the Transfer Agent and the Bank, and which at a minimum currently includes: (i) full legal name, (ii) date of birth (if applicable), (iii) physical address and (iv) a taxpayer identification number, an Individual/International Taxpayer Identification Number or other government-issued identifier for individuals and equivalent information for entities.

(c)        Designated Contact. The Trust shall designate an officer or agent of the Trust to be the Trust’s authorized contact with respect to the AML/Sanctions Assistance Functions performed hereunder (the “Designated Contact”).

1.2	AML/Sanctions Assistance Functions. The Bank shall perform the following functions:

a)        Identity Verification for Trust Investors. The Transfer Agent shall, within thirty (30) calendar days of acceptance by the Trust of a Trust Investor’s subscription, verify the identifying information of any Trust Investor as recorded on the Transfer Agent’s record keeping systems. To the extent the Transfer Agent’s AML Procedures require documentation to support the identity verification for any Trust Investor, which documentation shall be determined by the Transfer Agent’s AML Procedures, as may be updated, revised or amended from time to time solely at the discretion of the Transfer Agent and the Bank, such as government-issued identification cards, passports, utility bills or

Execution Version

organizational documents, where necessary, the Trust shall collect such information or documentation, with the assistance from the Transfer Agent, as necessary. The Trust and the Transfer Agent hereby agree to follow the procedures relating to Trust Investor identity verification as set forth in Appendix C hereto.

b)        Sanctions Screening. The Bank, on behalf of the Transfer Agent, shall screen new and existing Trust Investors against sanction-related lists promulgated by the United States, the European Union, and the United Nations. The Bank reserves the right to screen new and existing Trust Investors against such other sanction-related lists as may be required by the Bank’s AML Program from time to time. The Trust acknowledges that the Bank and the Transfer Agent shall have no obligation to accept any Trust Investor’s subscription, and shall have the right to block, freeze, or reject any Trust Investor’s subscription or account, as applicable, in order for the Bank and/or the Transfer Agent to meet its legal and/or internal compliance requirements. In the event that a Trust Investor’s subscription is blocked, frozen, or rejected, the Transfer Agent shall promptly inform the Designated Contact of the circumstances that lead to the block, freeze, or rejection.

c)        Transaction Monitoring and Suspicious Activity Reporting. The Bank shall maintain internal control procedures to monitor transactions in Trust Investor accounts using a risk-based approach. The Bank shall use the definitions provided in the applicable rules and regulations promulgated under the Bank Secrecy Act and/or the Bank’s AML Program to determine what activity may be suspicious. Any suspicious activity identified shall be reported to the Bank’s AML Officer who shall take any required action under applicable law and/or the Bank’s AML Program. The Bank’s AML Compliance Officer will determine whether information related to the activity in question may be shared with the Trust’s Designated Contact.

d)        Recordkeeping. The Bank will retain records as required by applicable U.S. law or regulation.

1.3	Introducer Letters.

(a)        Each Trust hereby instructs the Bank not to perform the AML/Sanctions Assistance Functions if a verified member (the “Introducer”) of the Financial Industry Regulatory Authority (“FINRA”) introduces, in writing, a Trust Investor to the Bank pursuant to a valid introducer letter.

(b)        Each Trust agrees that the Trust, and not the Bank, will be responsible for determining whether an introducer letter is valid. Furthermore, the Trust, and not the Bank, will be responsible for compliance with any requirements under the U.S. Bank Secrecy Act, as amended by the USA PATRIOT Act, with respect to any Trust Investor(s) introduced by such Introducer if an introducer letter fails to meet any standards required by law or regulation.

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(c)        Each Trust has approved the introducer letters for the list of Introducers on Appendix B, attached hereto. In the event that the Trust approves one or more additional Introducers, the Trust shall notify the Bank in writing and shall provide an updated Appendix B to this Supplement. The parties agree that any such notification shall be considered an instruction under the Agreement directing the Bank not to perform the AML/Sanctions Assistance Functions for Trust Investors introduced by such Introducer(s).

2.	Representations, Warranties, Covenants and Certifications.

2.1	The Transfer Agent shall certify to the Trust, on an annual basis and in such form as the Transfer Agent and such Trust may mutually agree upon, that the:

(a)        Transfer Agent’s AML Procedures are reasonably designed to prevent money laundering or the financing of terrorist activities in accordance with the Bank Secrecy Act, as amended by the USA PATRIOT Act, and other applicable U.S. rules and regulations;

(b)        Transfer Agent has designated an individual or individuals responsible for implementing and monitoring the Transfer Agent’s AML Procedures;

(c)        Transfer Agent has provided, and will continue to provide, ongoing training for the appropriate personnel with respect to the Transfer Agent’s AML Procedures;

(d)        Transfer Agent provides for periodic, but at a minimum annual, independent testing of the Transfer Agent’s AML Procedures;

(e)        Transfer Agent has performed the functions it has agreed to perform pursuant to this Supplement.

2.2	Each Trust hereby represents and warrants and, upon the Bank’s request, which generally will not exceed more than one request annually, covenants to certify to the Bank that:

(a)

The Trust understands that the Bank’s AML Program and the Transfer Agent’s AML Procedures were developed and implemented, and will be maintained, in accordance with the U.S. Bank Secrecy Act, as amended by the USA PATRIOT Act, and the applicable rules and regulations promulgated thereunder; and

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(b)

The Trust shall not take any action to breach or cause the Bank or the Transfer Agent to breach any provisions of the U.S. Bank Secrecy Act, as amended by the USA PATRIOT Act, and the applicable rules and regulations promulgated thereunder or any applicable sanctions laws, rules, or regulations, including, but not limited to, those issued and/or promulgated by the United States, the European Union, and the United Nations;

(c)

The Trust shall not use the services provided by the Bank and the Transfer Agent under the Agreement or this Supplement to undertake or facilitate any business involving any party subject to sanctions laws, rules, or regulations issued and/or promulgated by the United States, the European Union, and the United Nations;

(d)	The Trust has in place systems and controls reasonably designed to ensure compliance with clauses (b) and (c) above;

(e)

The Bank and the Transfer Agent shall have no obligation to perform, and shall not be in breach of the Agreement or this Supplement or liable to the Trust for any failure to perform, any activity relating to Trust Investor accounts, account maintenance activities or other transfer agency or banking activities that: (i) may cause the Bank or the Transfer Agent to breach any provisions of the U.S. Bank Secrecy Act, as amended by the USA PATRIOT Act, and the applicable rules and regulations promulgated thereunder or any applicable sanctions laws, rules, or regulations (including, but not limited to, those issued and/or promulgated by the United States, the European Union, or the United Nations); and/or (ii) involves dealing with or acting to benefit any party subject to sanctions laws, rules, or regulations issued and/or promulgated by the United States, the European Union, and the United Nations;

(f)

The Trust and its board of directors/trustees agree that none of them will knowingly act or fail to act in a manner that violates or is inconsistent with the U.S. Bank Secrecy Act, as amended by the USA PATRIOT Act, and the applicable rules and regulations promulgated thereunder or any applicable sanctions laws, rules, or regulations (including, but not limited to, those issued and/or promulgated by the United States, the European Union, or the United Nations); and

(g)	The Designated Contact is responsible to act and communicate on behalf of the Trust, which includes any instructions the Trust makes to the Transfer Agent.

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3.	Consent to Examination

3.1

Upon reasonable request, the Transfer Agent will provide, to the extent permitted by law, the Trust with reasonable access to information obtained and held with respect to Trust Investors or reasonable access to information to satisfy the Trust of the suitability of the Transfer Agent to perform the AML/Sanctions Assistance Functions and of the reliability of the Transfer Agent’s systems and procedures for compliance with applicable U.S. anti-money laundering regulations. The Trust will reimburse the Transfer Agent for reasonable expenses incurred in providing such access.

3.2

Each party further understands and acknowledges that the records maintained under the Transfer Agent’s AML Procedures may be subject, from time to time, to examination and/or inspection by U.S. federal regulators or the Bank’s auditors as part of the periodic testing of the Trust’s AML/Sanctions Assistance Functions.

3.4

In addition, each party understands and acknowledges that the records maintained by the Bank with respect to the AML/Sanctions Assistance Functions may be subject, from time to time, to examination and/or inspection by such Trust’s regulatory authorities. For purposes of such examination and/or inspection, the Bank will use its reasonable efforts to make available, during normal business hours, all required records and information concerning the AML/Sanctions Assistance Functions that the Bank performs under this Supplement for review by such regulatory authorities. The Trust shall provide the Bank with notice of any pending or planned examinations and/or inspections as soon as practicable after the Trust is notified.

3.5

The Transfer Agent shall provide to the Trust, upon request, (i) a written summary of the Transfer Agent’s AML Procedures, which the Trust may use as written evidence of the Transfer Agent’s suitability to perform the AML/Sanctions Assistance Functions on behalf of the Trust, and (ii) information and documents received and maintained with respect to Trust Investors or prospective investors to enable the Trust to comply with requests from its regulators or other law enforcement authorities in accordance with relevant laws and regulations.

4.	No Delegation of The Trust’s Anti-Money Laundering/Sanctions Screening Responsibilities

4.1

The Trust understands and agrees that the Bank’s and the Transfer Agent’s only responsibilities under this Supplement are in performing the AML/Sanctions Assistance Functions as set forth herein and that the Trust is ultimately responsible for ensuring that it is compliant with its own anti-money laundering and sanctions screening obligations. For the avoidance of doubt, the Bank and the

Execution Version

Transfer Agent shall not be responsible for any other aspect of the Trust’s AML & Sanctions Program or for the overall compliance by the Trust with the U.S. Bank Secrecy Act, as amended by the USA PATRIOT Act, or for any other matters that have not been delegated hereunder. Additionally, the parties acknowledge and agree that the Bank and the Transfer Agent shall only be responsible for performing the AML/Sanctions Assistance Functions with respect to the ownership of, and transactions in, shares in the Trust for which the Transfer Agent maintains the applicable investor information and records.

4.2

The Trust understands and agrees that, notwithstanding the Bank’s agreement to perform the AML/Sanctions Assistance Functions, the Bank shall be ultimately responsible for, and have complete discretion in, ensuring that it is compliant with its own anti-money laundering and sanctions screening and reporting obligations.

5.	Miscellaneous

5.1

This Supplement to the Agreement supersedes in its entirety Section 1.5 of the Agreement and supersedes any prior supplement, amendment or other agreement with respect to the services or functions the Bank and the Transfer Agent shall perform to assist the Trust with respect to the Trust’s AML & Sanctions Program or any other subject matter herein whether oral or written. In all other regards, the terms and provisions of the Agreement between the parties hereto shall continue to apply with full force and effect.

5.2	Either party may terminate this Supplement upon sixty (60) days’ written notice to the other party. Further, this Supplement will terminate automatically upon any termination of the Agreement.

5.3

The parties acknowledge that the obligations of the Trusts hereunder are several and not joint, that no Trust shall be liable for any amount owing by another Trust and that the Trusts have executed one instrument for convenience only.

5.4	Each party represents to the other that the execution and delivery of this Supplement has been duly authorized.

5.5

This Supplement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, xerographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

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5.6

This Supplement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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Execution Version

IN WITNESS WHEREOF, each of the parties has caused this Supplement to be executed in its name and behalf by its duly authorized representative.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson

Name:	Andrew Erickson

Title:	Executive Vice President

BMO LGM FRONTIER MARKETS EQUITY FUND

By:	/s/ John M. Blaser

Name:	John M. Blaser

Title:	President

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APPENDIX A

LIST OF TRUSTS

[Reserved]

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APPENDIX B

APPROVED INTRODUCERS

None.

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APPENDIX C

PROCEDURES FOR INVESTOR IDENTITY VERIFICATION

The procedures relating to Trust Investor verification prior to the expiration of the thirty (30) calendar day period after acceptance by the Trust of a Trust Investor’s subscription are as follows:

●

In the event that sufficient information or documentation is not provided by the Trust Investor within fifteen (15) calendar days of acceptance by the Trust of a Trust Investor’s subscription, the Transfer Agent shall promptly contact the Trust’s Designated Contact to seek further instructions.

●

In the event that sufficient information or documentation is not provided by the Trust Investor within thirty (30) calendar days of acceptance by the Trust of a Trust Investor’s subscription, the Transfer Agent will promptly inform the Designated Contact of the foregoing circumstances who shall (A) determine for the Trust such other action(s) as may be required by applicable law or regulation and (B) instruct the Transfer Agent on the action(s) the Designated Contact wishes the Transfer Agent to take which may include no action, continuing to accept the Trust Investor’s subscription funds, returning the Trust Investor’s subscription, or freezing or liquidating the Trust Investor’s subscription funds. Notwithstanding such Designated Contact instructions, the Bank will take such action as it is required to take under applicable law or the Bank’s AML Program, which may include, but is not limited to, returning the Trust Investor’s subscription, or freezing or liquidating the Trust Investor’s subscription funds or termination of the Transfer Agent’s relationship with the Trust.

●	The Trust hereby instructs the Transfer Agent to report non-compliant accounts to the Trust’s Chief Compliance Officer every 30 calendar days.

Execution Version

AMENDMENT NUMBER ONE

TO TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment Number One (the “Amendment”) to the Transfer Agency and Service Agreement is made as of May 18, 2018 by and between BMO LGM Frontier Markets Equity Fund (the “Trust”) and State Street Bank and Trust Company, a Massachusetts trust company (the “Transfer Agent” or “State Street”).

WHEREAS, the Trust and the Transfer Agent entered into a Transfer Agency and Service Agreement dated as of March 27, 2018 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the Transfer Agent and the Trust desire to amend the Agreement as more particularly set forth below;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendment.

(a)	The following is added as Section 1.3(viii) of the Agreement:

E-delivery Services. Upon the request of the Trust, the Transfer Agent shall provide Shareholders with copies of their account statements and transaction confirmations electronically rather than through the U.S. mail (the “e-Delivery Services”). The parties agree to the services and terms as stated in the attached schedule (“Schedule 1.3(viii)” entitled “e-Delivery Services”) that may be changed from time to time subject to mutual written agreement between the parties. In consideration of the performance of the services by the Transfer Agent pursuant to this Section 1.3(viii), the Trust agrees to pay the Transfer Agent such fees and expenses associated with such additional services as mutually agreed in writing from time to time.

(b)	The following section is added as Section 1.3(ix) of the Agreement:

Financial Intermediary Electronic Access Services. Upon the request of the Trust, the Transfer Agent shall provide certain broker-dealers, third-party record keepers or similar service providers of the Trust’s Shareholders (individually a “Financial Intermediary” and collectively the “Financial Intermediaries”) with electronic access to the account balance and transaction history information of the Shareholders. The parties agree to the services and terms as stated in the attached schedule “Schedule 1.3(ix)” entitled “Financial Intermediary Electronic Access Services” that may be changed from time to time subject to mutual written agreement between the parties. In consideration of the performance of the services by the Transfer Agent pursuant to this Section 1.3(ix), the Trust agrees to pay the Transfer Agent such fees and expenses associated with such additional services as mutually agreed in writing from time to time.

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(c)	The attached Exhibit 1 is added as Schedule 1.3(viii) of the Agreement

(d)	The attached Exhibit 2 is added as Schedule 1.3(ix) of the Agreement.

2.	Miscellaneous.

(a)	Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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Execution Version

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson

Name:	Andrew Erickson

Title:	Executive Vice President

BMO LGM FRONTIER MARKETS EQUITY FUND

By:	/s/ John M. Blaser

Name:	John M. Blaser

Title:	President

Execution Version

AMENDMENT NUMBER ONE

TO TRANSFER AGENCY AND SERVICE AGREEMENT

EXHIBIT 1

Schedule 1.3(viii)

e-Delivery Services

Dated: May 18, 2018

1.	e-Delivery Services

1.1

As directed by the Trust and subject to the terms of this Schedule 1.3(viii), State Street agrees to provide Shareholders with copies of their account statements and transaction confirmations electronically rather than through the U.S. mail (the “e-Delivery Services”).

1.2	State Street will provide the e-Delivery Services through a third party service provider retained by State Street (“Vendor”).

(a)

State Street’s Vendor at the inception of this Agreement shall be Broadridge Output Solutions, Inc. (“Broadridge”) pursuant to a “Services Agreement” between State Street and Broadridge dated as of July 14, 2004, as amended, modified or supplemented from time to time (“Broadridge Agreement”). The Broadridge Agreement provides for (i) data protection provisions substantially similar to the data protection provisions set forth in Section 13.4 of the Agreement and (ii) confidentiality provisions substantially similar to the confidentiality provisions set forth in Section 9 of the Agreement. In the event the Broadridge Agreement shall terminate for any reason, State Street agrees to provide prompt notice to the Trust of any such termination and State Street agrees to act reasonably and promptly to retain a replacement Vendor. Until such replacement Vendor has been retained by State Street and is operational, the e-Delivery Services shall be suspended. If a replacement Vendor cannot be identified or retained, the e-Delivery Services and this Schedule shall terminate.

(b)

The e-Delivery Services terms and conditions of use as published from time to time on the electronic access web site, security and encryption requirements, format, content and specific Shareholder information to be provided will be as agreed to by the Trust and the Shareholders, as applicable, and acceptable to the Vendor. If, in connection with the e-Delivery Services, Shareholder access to or use of such e-Delivery Services requires Shareholder or user to “accept” various terms and conditions, State Street acknowledges that such terms and conditions are “accepted” by Shareholder or user or their designee in order to access or use the e-Delivery Services and shall not be deemed to be “accepted” by the Trust.

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(c)

The Trust represents and warrants that any Shareholder account, transaction and other information provided by the Trust to State Street and/or the Vendor (either directly or through State Street) (i) will not infringe or violate the rights of any third party, including, but not limited to, patents, copyrights, trademarks and trade secrets, (ii) will not be defamatory or obscene and (iii) will not violate any other applicable law.

(d)

In the event that (A) State Street or the Vendor believes in good faith that the Trust or Shareholder has provided Shareholder information that (i) infringes or violates the rights of any third party, including, but not limited to, patents, copyrights, trademarks and trade secrets, (ii) is defamatory or obscene, or (iii) violates any other applicable law; then (B) State Street or the Vendor shall have the right, but not the obligation, to delete or destroy information relating to such breach and State Street and the Vendor may suspend e-Delivery Services with respect to such Shareholder immediately. Upon any event which may cause State Street to suspend e-Delivery Services as described in this Section 1.2(d), if reasonably practicable, State Street will provide notice to the Trust thirty (30) business days prior to such suspension; provided, however, that if such Trust takes such action as may be requested by State Street to eliminate such event, State Street shall not suspend its provision of e-Delivery Services, or, if its provision of e-Delivery Services has been suspended, shall reinstate the provision of e-Delivery Services hereunder.

1.3

State Street agrees that any Shareholder information received by State Street in connection with the E-Delivery Services is and shall remain the property of the Trust and if not previously provided to the Trust, will be returned to the Trust by State Street following any termination of the E-Delivery Services by the Trust, subject to record-keeping requirements to which State Street may be subject by law. State Street shall have no responsibility, obligation or liability with respect to any Shareholder information or other information transmitted to the Vendor by any person or entity other than State Street.

1.4

Neither State Street nor the Vendor shall be obligated to file any forms or information with any regulator, or enter into any agreement with the Shareholders or other persons, in connection with the E-Delivery Services.

1.5

For purposes of the E-Delivery Services, except as otherwise expressly stated in this Schedule, State Street makes no representation or warranty, either express or implied, concerning the Shareholder information or any other information, E-Delivery Services, reports or analysis provided hereunder or by any third party. The provisions of this Section 1.5 shall survive the termination of the Agreement.

2.	Acknowledgments

2.1	The Trust acknowledges and agrees that:

(a)	State Street is agreeing to provide the E-Delivery Services, and is not undertaking and shall not be responsible for any aspect of compliance with applicable rules or regulations by the Trust; and

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(b)

State Street’s provision of E-Delivery Services hereunder is dependent upon the receipt by State Street of information, products and E-Delivery Services from third parties, including without limitation, the Vendor. The provisions of this Section 2 shall survive the termination of the Agreement.

3.	Cooperation; Reliance on Information

3.1

The Trust acknowledges and understands that State Street’s ability to provide the E-Delivery Services under the terms and conditions set forth in this Schedule is contingent upon ongoing cooperation between the Trust and State Street. The Trust shall act in good faith to cooperate with State Street, to enable or assist State Street in performing any of the E-Delivery Services. State Street shall act in good faith to cooperate with the Trust in performing the E-Delivery Services.

3.2

In the course of discharging its duties hereunder and subject to Section 3.3, State Street may act in reasonable reliance on the data and information provided to it by or on behalf of the Trust or by any persons authorized by a Trust including, without limitation, any Shareholder.

3.3

Except as expressly stated otherwise in this Schedule 1.3(viii), State Street shall have no responsibility for, or duty to review, verify or otherwise perform any investigation as to the completeness, accuracy or sufficiency of any data or information provided by a Trust, any persons authorized by such Trust including, without limitation, any Shareholder, and shall be without liability for any losses or damages suffered or incurred by any person as a result of State Street having relied upon and used such information in good faith.

3.4	The provisions of this Section 3 shall survive the termination of the Agreement.

4.	E-Delivery Services – Intellectual Property

4.1

The Trust acknowledges and agrees that all hardware, applications, databases, security, software, systems, interfaces, and technology of all types (“Technology”) used by State Street, the Shareholders, the Vendor and any other third party service provider to comply with or provide E-Delivery Services under this Schedule 1.3(viii) are and shall remain the property of such party. No Trust or Shareholder shall itself, or permit any third party or device to, (i) reproduce, modify or create derivative or other works of the Technology or any part thereof; (ii) license, distribute, disclose, rent, lease, grant a security interest in, or otherwise transfer the Technology to any third party, in whole or in part, standalone or in combination with any other product; (iii) reverse engineer, disassemble, decompile or otherwise attempt to derive the source code of any Technology or use the Technology to develop, enhance or modify products or systems that compete with State Street, the Vendor, any Shareholder or other third party or that are intended for commercial distribution; (iv) knowingly take any action that jeopardizes the proprietary rights of others in the Technology; (v) alter, obscure or delete any copyright notices and trademarks contained in the Technology; or (vi) distribute the Technology on a standalone basis or for standalone use.

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4.2      State Street represents and warrants to the best of its knowledge as of the date of this Schedule that: (i) its Vendor owns or has a valid right to provide the E-Delivery Services; (ii) the E-Delivery Services do not infringe on any third party intellectual property rights; and (iii) that its Vendor has the right to provide and are providing the E-Delivery Services to State Street for use by the Trust hereunder.

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AMENDMENT NUMBER ONE

TO TRANSFER AGENCY AND SERVICE AGREEMENT

EXHIBIT 2

Schedule 1.3(ix)

Financial Intermediary Electronic Access Services

Dated: May 18, 2018

1.	Intermediary Access Services

1.1

As directed by the Trust and subject to the terms of this Schedule 1.3(ix), the Transfer Agent agrees to provide Financial Intermediaries with electronic access to the Shareholder’s account balance and transaction history information (the “Intermediary Access Services”).

1.2	The Transfer Agent will provide the Intermediary Access Services through a third party service provider retained by the Transfer Agent (“Vendor”).

(a)

The Transfer Agent’s Vendor as of the date of this Agreement shall be Envision Financial Systems (“ENFS”) pursuant to a “Product and Intermediary Access Services Agreement” between the Transfer Agent and ENFS dated September 2007, as amended, modified or supplemented from time to time (“ENFS Agreement”). The ENFS Agreement provides for (i) data protection provisions substantially similar to the data protection provisions set forth in Section 13.4 of this Agreement and (ii) confidentiality provisions substantially similar to the confidentiality provisions set forth in Section 9 of this Agreement. In the event that the ENFS Agreement shall terminate for any reason, the Transfer Agent agrees to provide prompt notice to the Trust of any such termination and the Transfer Agent agrees to act reasonably and promptly to retain a replacement Vendor. Until such replacement Vendor has been retained by the Transfer Agent and is operational, the Intermediary Access Services shall be suspended. If a replacement Vendor cannot be identified or retained, the Intermediary Access Services and this Schedule shall terminate.

(b)

The Intermediary Access Services terms and conditions of use as published from time to time on the electronic access web site, security and encryption requirements, format, content and specific Shareholder information to be provided will be as agreed to by the Trust and the Shareholders, as applicable, and acceptable to the Vendor. If, in connection with the Intermediary Access Services, access to or use of such Intermediary Access Services requires a Financial Intermediary or user to “accept” various terms and conditions, the Transfer Agent acknowledges that such terms and conditions are “accepted” by a Financial Intermediary or user or their designee in order to access or use the Intermediary Access Services and shall not be deemed to be “accepted” by the Trust.

Execution Version

(c)

The Trust represents and warrants that any Shareholder account, transaction and other information provided by the Trust to the Transfer Agent and/or the Vendor (either directly or through the Transfer Agent) (i) will not infringe or violate the rights of any third party, including, but not limited to, patents, copyrights, trademarks and trade secrets, (ii) will not be defamatory or obscene and (iii) will not violate any other applicable law.

(d)

In the event that (A) the Transfer Agent or the Vendor believes in good faith that the Trust or Financial Intermediary has provided Shareholder information that (i) infringes or violates the rights of any third party, including, but not limited to, patents, copyrights, trademarks and trade secrets, (ii) is defamatory or obscene, or (iii) violates any other applicable law; then (B) the Transfer Agent or the Vendor shall have the right, but not the obligation, to delete or destroy information relating to such breach and the Transfer Agent and the Vendor may suspend Intermediary Access Services with respect to such Financial Intermediary immediately. Upon any event which may cause the Transfer Agent to suspend Intermediary Access Services as described in this Section 1.2(d), if reasonably practicable, the Transfer Agent will provide notice to the Trust thirty (30) business days prior to such suspension; provided, however, that if the Trust takes such action as may be requested by the Transfer Agent to eliminate such event, the Transfer Agent shall not suspend its provision of Intermediary Access Services, or, if its provision of Intermediary Access Services has been suspended, shall reinstate the provision of Intermediary Access Services hereunder.

1.3

The Transfer Agent agrees that any Shareholder information received by the Transfer Agent in connection with the Intermediary Access Services is and shall remain the property of the Trust and if not previously provided to the Trust, will be returned to the Trust by the Transfer Agent following any termination of the Intermediary Access Services by the Trust, subject to record-keeping requirements to which the Transfer Agent may be subject by law. The Transfer Agent shall have no responsibility, obligation or liability with respect to any Shareholder information or other information transmitted to the Vendor by any person or entity other than the Transfer Agent.

1.4

Neither the Transfer Agent nor the Vendor shall be obligated to file any forms or information with any regulator or enter into any agreement with the Financial Intermediaries or other persons in connection with the Intermediary Access Services.

1.5

For purposes of the Intermediary Access Services, except as otherwise expressly stated in this Schedule, the Transfer Agent makes no representation or warranty, either express or implied, concerning the Shareholder information or any other information, Intermediary Access Services, reports or analysis provided hereunder or by any unaffiliated third party. The provisions of this Section 1.5 shall survive the termination of the Agreement.

Execution Version

2.	Acknowledgments

2.1	The Trust acknowledges and agrees that:

(a)

The Transfer Agent is agreeing to provide the Intermediary Access Services, and is not undertaking and shall not be responsible for any aspect of compliance with applicable rules or regulations by the Trust;

(b)

The Transfer Agent’s provision of Intermediary Access Services hereunder is dependent upon the receipt by the Transfer Agent of information, products and Intermediary Access Services from third parties, including without limitation, the Vendor. The provisions of this Section 2 shall survive the termination of the Agreement;

(c)

The Transfer Agent shall have no responsibility for the confidentiality and use of any Financial Intermediary’s user ID, login, password and other security data, methods and devices, including mobile devices. Any Financial Intermediary utilizing the Intermediary Access Services under this Schedule will be solely responsible for all information requests electronically transmitted using its password and other security data; and

(d)

The Trust shall have sole responsibility for obtaining Shareholder authorization of Financial Intermediary access to the information provided pursuant to the Intermediary Access Services described herein.

3.	Cooperation; Reliance on Information

3.1

The Trust acknowledges and understands that the Transfer Agent’s ability to provide the Intermediary Access Services under the terms and conditions set forth in this Schedule is contingent upon ongoing cooperation between the Trust and the Transfer Agent. The Trust shall act in good faith to cooperate with the Transfer Agent to enable or assist the Transfer Agent in performing any of the Intermediary Access Services. The Transfer Agent shall act in good faith to cooperate with the Trust in performing the Intermediary Access Services.

3.2

In the course of discharging its duties hereunder and subject to Section 3.3, the Transfer Agent may act in reasonable reliance on the data and information provided to it by or on behalf of the Trust or by any persons authorized by the Trust including, without limitation, any Shareholder.

3.3

Except as expressly stated otherwise in this Schedule, the Transfer Agent shall have no responsibility for, or duty to review, verify or otherwise perform any investigation as to the completeness, accuracy or sufficiency of any data or information provided by the Trust, any persons authorized by the Trust including, without limitation, any Financial Intermediary, and shall be without liability for any losses or damages suffered or incurred by any person as a result of the Transfer Agent having relied upon and used such information in good faith.

Execution Version

3.4	The provisions of this Section 3 shall survive the termination of the Agreement.

4.	Intermediary Access Services - Intellectual Property

4.1

The Trust acknowledges and agrees that all hardware, applications, databases, security, software, systems, interfaces, and technology of all types (“Technology”) used by the Transfer Agent, the Financial Intermediaries, the Vendor and any other third party service provider to comply with or provide Intermediary Access Services under this Schedule are and shall remain the property of such party. Neither the Trust nor any Financial Intermediary shall itself, or permit any third party or device to, (i) reproduce, modify or create derivative or other works of the Technology or any part thereof; (ii) license, distribute, disclose, rent, lease, grant a security interest in, or otherwise transfer the Technology to any third party, in whole or in part, standalone or in combination with any other product; (iii) reverse engineer, disassemble, decompile or otherwise attempt to derive the source code of any Technology or use the Technology to develop, enhance or modify products or systems that compete with the Transfer Agent, the Vendor, any Financial Intermediary or other third party or that are intended for commercial distribution; (iv) knowingly take any action that jeopardizes the proprietary rights of others in the Technology; (v) alter, obscure or delete any copyright notices and trademarks contained in the Technology; or (vi) distribute the Technology on a standalone basis or for standalone use.

4.2

The Transfer Agent represents and warrants to the best of its knowledge as of the date of this Schedule that: (i) its Vendor owns or has a valid license to the Intermediary Access Services; (ii) the Intermediary Access Services do not infringe on any third party intellectual property rights; and (iii) that its Vendor has the right to license and has licensed the Intermediary Access Services to the Transfer Agent for use by the Trust hereunder.